As filed with the Securities and Exchange Commission on August 28, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRAINSTORM CELL THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

20-7273918

(I.R.S. Employer Identification Number)

1325 Avenue of Americas, 28th Floor

New York, NY 10019

(201) 488-0460
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chaim Lebovits

Chief Executive Officer

c/o Brainstorm Cell Therapeutics Inc.

1325 Avenue of Americas, 28th Floor

New York, NY 10019

(201) 488-0460
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Mitchell S. Bloom, Esq.
Mayan Katz, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement contains two prospectuses:

•	a base prospectus, which covers the offering, issuance and sale by us of up to $172,561,230 in aggregate principal amount of our common stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus; and

•	a distribution agreement prospectus covering the offering, issuance and sale by us of up to $5,776,035 of our common stock that may be issued and sold from time to time under the Distribution Agreement, as amended, between us and Raymond James & Associates, Inc. (the “Distribution Agent”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Distribution Agreement, as amended, are specified in the distribution agreement prospectus that immediately follows the base prospectus. The $5,776,035 of common stock that may be offered, issued and sold under the distribution agreement prospectus is included in the $172,561,230 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Distribution Agreement, as amended, any portion of the $5,776,035 included in the distribution agreement prospectus that is not sold pursuant to the Distribution Agreement, as amended, will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Distribution Agreement, as amended, the full $5,776,035 of securities may be sold in other offerings by us pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 28, 2024

PROSPECTUS

$172,561,230

BRAINSTORM CELL THERAPEUTICS INC.

Common Stock
Debt Securities
Warrants
Units

We may from time to time issue, in one or more series or classes, up to $172,561,230 in aggregate principal amount of our common stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BCLI.” On August 27, 2024, the closing price for our common stock, as reported on The Nasdaq Capital Market was $0.3139 per share. Our principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $31,613,306, which was calculated based on 75,269,777 shares of our outstanding common stock held by non-affiliates as of July 31, 2024 and a price of $0.42 per share, the closing price of our common stock on July 15, 2024, which is within 60 days of the date of this prospectus. As of the date of this prospectus, we have sold approximately $4,761,733 of our securities pursuant to General Instruction I.B.6 of Form S-3 during the period of 12 calendar months immediately prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75.0 million.

Investing in our securities involves significant risks. See “Risk Factors” on page 4 of this prospectus (and any accompanying prospectus supplement) as well as those included in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate of up to $172,561,230.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or the documents incorporated by reference into this prospectus. You should read both this prospectus and the accompanying prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest in our securities.

You should rely only on the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

Unless the context suggests otherwise, all references in this prospectus to “us,” “our,” “Brainstorm,” “we,” the “Company” and similar designations refer to Brainstorm Cell Therapeutics Inc. and, where appropriate, our subsidiaries. We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include, and any prospectus supplement or free writing prospectus may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus are forward-looking statements. In some cases you can identify such “forward-looking statements” by the use of words like “may,” “will,” “should,” “could,” “expects,” “hopes,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “targets,” “goals,” “estimates,” “predicts,” “likely,” “potential,” or “continue” or the negative of any of these terms or similar words. These statements, descriptions, forecasts and projections constitute “forward-looking statements,” and as such involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance and achievements to be materially different from any results, levels of activity, performance and achievements expressed or implied by any such “forward-looking statements.” These risks and uncertainties include, but are not limited to the potential consequences of The Nasdaq Stock Market’s (the “Nasdaq”) notice of delisting on our investors, the Nasdaq notice of noncompliance with the minimum market value of listed securities requirement, our reputation and business generally, whether we will be able to meet Nasdaq’s bid price listing requirement in time for Nasdaq’s October 21, 2024 deadline, whether we will be able to meet Nasdaq’s minimum market value of $35 million in time for Nasdaq’s January 14, 2025 deadline, the outcomes of the derivative lawsuits filed by four of our shareholders, the potential for more derivative lawsuits to be brought, our need to raise additional capital, our ability to continue as a going concern, regulatory approval of our NurOwn® treatment candidate, the success of our product development programs and research, regulatory and personnel issues, development of a global market for our services, the ability to secure and maintain research institutions to conduct our clinical trials, the ability to generate significant revenue, the ability of our NurOwn® treatment candidate to achieve broader acceptance as a treatment option for ALS, progressive multiple sclerosis (“PMS”), Alzheimer’s disease (“AD”) or other neurodegenerative diseases, our ability to manufacture and commercialize our NurOwn® treatment candidate, obtaining patents that provide meaningful protection, competition and market developments, our ability to protect our intellectual property from infringement by third parties, heath reform legislation, demand for our services, currency exchange rates and product liability claims and litigation, adverse developments affecting the financial services industry, political instability, unrest and wars, such as the conflicts involving Ukraine and Russia and Israel and its surrounding regions, including our clinical development activities, and other factors described under “Risk Factors” in this prospectus and elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

Any forward-looking statements contained or incorporated by reference in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. See “Risk Factors” for more information. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make or enter into. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

ABOUT THE COMPANY

Our Business

Brainstorm Cell Therapeutics Inc. is a leading biotechnology company committed to the development and commercialization of best-in-class autologous cellular therapies for the treatment of neurodegenerative diseases, including ALS, also known as Lou Gehrig’s disease); PMS; AD; and other neurodegenerative diseases. NurOwn®, our proprietary cell therapy platform, leverages cell culture methods to induce autologous bone marrow-derived mesenchymal stem cells (“MSCs”) to secrete high levels of neurotrophic factors (“NTFs”), modulate neuroinflammatory and neurodegenerative disease processes, promote neuronal survival and improve neurological function.

NurOwn® has completed its Phase 3 ALS and Phase 2 PMS clinical trials. On November 17, 2020, we announced top-line data from our Phase 3 ALS trial. On March 24, 2021, we announced positive top-line data from our Phase 2 trial evaluating three repeated intrathecal administrations of NurOwn®, each given 2 months apart, as a treatment for PMS. On June 24, 2020, we announced a new clinical program focused on the development of NurOwn® as a treatment for AD. On August 15, 2022, we announced our decision to submit a Biologics License Application (“BLA”) to the U.S. Food and Drug Administration (“FDA”) for NurOwn® for the treatment of ALS. On September 9, 2022, we filed a BLA to the FDA for NurOwn® for the treatment of ALS. On November 10, 2022, we announced that we had received a refusal to file (“RTF”) letter from the FDA regarding our BLA. On September 22, 2023, we submitted an amendment to our BLA to revise the indication to NurOwn® for the treatment of mild to moderate ALS. On September 27, 2023, we announced that the Advisory Committee voted, with 17 voting no, one voting yes, and one abstention, that NurOwn® did not demonstrate substantial evidence of effectiveness for treatment of mild to moderate ALS. On October 18, 2023, we announced that FDA invited the Company to request an expedited face-to-face meeting to discuss the path forward for NurOwn® as a treatment for ALS. Brainstorm remains committed to the ALS Community and is actively exploring the next steps in support of NurOwn®, including publication of emerging clinical data and development of a protocol for an additional clinical study. On October 18, 2023 Brainstorm announced that the BLA for NurOwn® would be withdrawn. The BLA was withdrawn on November 3, 2023. The decision to withdraw the BLA was coordinated with FDA and is viewed by FDA as a withdrawal without prejudice. On November 20, 2023, we announced that the FDA granted the company a meeting to discuss the regulatory path forward for NurOwn® in ALS. The meeting took place on December 6, 2023. On December 7, 2023, we announced the completion of a productive meeting with the FDA to discuss NurOwn®. The primary objective of the meeting was to discuss plans for a Special Protocol Assessment (“SPA”) with FDA on the overall protocol design for a planned Phase 3b registrational trial for NurOwn®. The ultimate goal of the SPA is to secure the FDA’s agreement that critical elements of the overall protocol design (e.g., entry criteria, endpoints, planned analyses) are adequate and acceptable for a study intended to support a future marketing application. On February 23, 2024, we announced that we submitted the SPA request to the FDA for the planned Phase 3b clinical trial of NurOwn® for the treatment of ALS. On April 9, 2024, the Company announced that it received written agreement from the FDA, under a SPA, on the design for a Phase 3b trial of NurOwn® in ALS. The SPA agreement with the FDA validates the clinical trial protocol and statistical analysis of the planned Phase 3b trial of NurOwn, demonstrating the Company’s adequacy in addressing objectives that support a future BLA in ALS. On June 26, 2024, the Company announced that it has reached alignment with FDA on the Chemistry, Manufacturing, and Controls (CMC) aspects of Brainstorm's Phase 3b clinical trial for NurOwn®, its investigational therapy for ALS. This Type C meeting builds upon the positive momentum established in April 2024, when the FDA granted BrainStorm a SPA agreement for its NurOwn Phase 3b trial.

Our wholly-owned Israeli subsidiary, Brainstorm Cell Therapeutics Ltd. (“Israeli Subsidiary”), holds exclusive rights to commercialize NurOwn® technology through a licensing agreement with Ramot (“Ramot”), the technology transfer company of Tel Aviv University, Israel.

NurOwn® has a strong and comprehensive intellectual property portfolio and was granted Fast Track designation by the FDA and Orphan Drug status by the FDA and the European Medicines Agency (“EMA”) for ALS.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, and our telephone number is (201) 488-0460. We also maintain an office in Petach Tikva, Israel. We maintain a website at http://www.brainstorm-cell.com. No portion of our website is incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock trades on The Nasdaq Capital Market under the symbol “BCLI”.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include research and development costs, sales and marketing costs, clinical studies, manufacturing development, the acquisition or licensing of other businesses or technologies, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our amended and restated certificate of incorporation, or certificate of incorporation, our amended and restated bylaws, or bylaws, and applicable provisions of the Delaware General Corporation Law, as amended, or the DGCL. This summary is not intended to be a complete description of our capital stock. You should read our certificate of incorporation and bylaws for the provisions that are important to you.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00005 per share.

As of August 27, 2024, 79,734,091 shares of our common stock were outstanding and held by 31 stockholders of record.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities. All outstanding shares of common stock are fully paid and nonassessable.

Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “BCLI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660, and its telephone number is (800) 937-5449. For callers outside of the United States and Canada, the transfer agent and registrar can also be reached at (718) 921-8124.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our bylaws provide that directors may be removed with or without cause at an annual meeting or at a special meeting called for that purpose, by a majority vote of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors, together with the treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Meetings of Stockholders

Our certificate of incorporation provide that the President, the Chairman of the Board, if any, or any two members of the board of directors, or by the Secretary or any other officer upon the written request of one or more stockholders holding of record at least a majority of the outstanding shares of stock of the corporation entitled to vote at such meeting may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation shall be approved in the manner prescribed by the DGCL. Pursuant to Section 242(b) of the DGCL, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors and must thereafter be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock, except that pursuant to Section 242(d) of the DGCL, any amendments of our certificate of incorporation to effect a corporate name change or forward stock splits (subject to certain conditions) do not require stockholder approval, and amendments of our certificate of incorporation to effect a reverse stock split or to increase or decrease the number of authorized shares, in each case subject to certain conditions, require stockholder approval by the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon. Our bylaws may be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present; and may also be amended by the affirmative vote of the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting

•	stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•	the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

•	our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•	whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•	any additional or alternative events of default to those set forth in the indenture;

•	any additional or alternative covenants to those set forth in the indenture;

•	the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

•	if the principal of (and premium, if any), or interest,, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•	the applicability of any guarantees;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

•	The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

•	The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

•	to comply with the covenant described above under “Merger, Consolidation or Sale of Assets”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

•	to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; or

•	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities or common stock will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock, debt securities, warrants and units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to the common stock, debt securities and warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities through any one or more of the following methods from time to time:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of the above methods of sale.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of Brainstorm Cell Therapeutics Inc. as of December 31, 2022 and 2023 and for each of the years in the two-year period ended December 31, 2023 incorporated in this Prospectus by reference from the Brainstorm Cell Therapeutics Inc. have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.brainstorm-cell.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 1, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024, which were filed with the SEC on May 14, 2024, and August 14, 2024, respectively;

•	Current Reports on Form 8-K filed on April 2, 2024, April 9, 2024, April 11, 2024, April 17, 2024, May 3, 2024, June 4, 2024, June 20, 2024, June 26, 2024, June 28, 2024, July 19, 2024 and July 30, 2024; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 24, 2014, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Brainstorm Cell Therapeutics Inc. 1325 Avenue of Americas, 28th Floor, New York, NY 10019, Attention: Chief Executive Officer; telephone: (201) 488-0460.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.brainstorm-cell.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$172,561,230

Common Stock

Debt Securities

Warrants

Units

PROSPECTUS

               , 2024

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 28, 2024

PROSPECTUS

$5,776,035

Common Stock

This prospectus and any accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, par value $0.00005 per share, having an aggregate offering price of up to $5,776,035.

We previously entered into a Distribution Agreement with Leerink Partners LLC (“Leerink Partners”) and Raymond James & Associates, Inc. (“Raymond James”), dated August 9, 2021 (the “Distribution Agreement”), relating to the issuance and sale of shares of our common stock, par value $0.00005 per share, having an aggregate offering price of up to $100,000,000. On April 2, 2024, we entered into Amendment No. 1 to the Distribution Agreement (“Amendment No. 1”) pursuant to which Leerink Partners ceased to be an agent.

Shares of our common stock to which this prospectus relates may be offered over a period of time and from time to time through Raymond James, as our distribution agent, which we refer to as our Distribution Agent, for sale to the public in accordance with the terms of the Distribution Agreement, as amended. Sales of shares of our common stock, if any, may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, sales made to or through a market maker other than on an exchange, in transactions at market prices prevailing at the time of sale or at prices related to such market prices, or any other method permitted by law. Under the terms of the Distribution Agreement, as amended, we may also sell our common stock to the Distribution Agent as principal for its own account at prices agreed upon at the time of sale. If we sell our common stock to the Distribution Agent as principal, we will enter into a separate terms agreement with the Distribution Agent. The Distribution Agent is not required to sell any specific dollar amount or number of securities, but will act as the Distribution Agent using commercially reasonable efforts consistent with its normal trading and sales practice, on mutually agreed upon terms between us and the Distribution Agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BCLI.” On August 27, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.3139 per share.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $31,613,306, which was calculated based on 75,269,777 shares of our outstanding common stock held by non-affiliates as of July 31, 2024 and a price of $0.42 per share, the closing price of our common stock on July 15, 2024, which is within 60 days of the date of this prospectus. As of the date of this prospectus, we have sold approximately $4,761,733 of our securities pursuant to General Instruction I.B.6 of Form S-3 during the period of 12 calendar months immediately prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75.0 million.

We will pay the Distribution Agent a commission rate equal to 3.0% of the gross sales price of all shares sold by it as the Distribution Agent under the Distribution Agreement, as amended. In connection with the sale of our common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distribution Agent will be deemed to be underwriting commissions. We have also agreed to provide rights of indemnification and contribution to the Distribution Agent with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should review carefully the risks and uncertainties that are described in the “Risk Factors” section beginning on page S-6 of this prospectus, and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, as well as the risks and uncertainties described in the other documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus and any accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Raymond James

The date of this prospectus is            , 2024.

S-i

We are responsible for the information contained and incorporated by reference in this prospectus, in the accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. We may offer shares of our common stock having an aggregate offering price of up to $5,776,035 from time to time under this prospectus and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

If the information contained in this prospectus differs or varies from the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus, you should rely on the information set forth in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Distribution Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or contained in any permitted free writing prospectuses we may authorize for use in connection with this offering. We and the Distribution Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus and any free writing prospectus that we may authorize for use in connection with this offering, before investing in our common stock.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context suggests otherwise, all references in this prospectus and any free writing prospectus to “us,” “our,” “Brainstorm,” “we,” the “Company” and similar designations refer to Brainstorm Cell Therapeutics Inc. and, where appropriate, our subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should carefully read the information contained and incorporated by reference in this prospectus, including the section titled “Risk Factors” and the financial statements and accompanying notes.

Our Business

Brainstorm Cell Therapeutics Inc. is a leading biotechnology company committed to the development and commercialization of best-in-class autologous cellular therapies for the treatment of neurodegenerative diseases, including ALS, also known as Lou Gehrig’s disease); PMS; AD; and other neurodegenerative diseases. NurOwn®, our proprietary cell therapy platform, leverages cell culture methods to induce autologous bone marrow-derived mesenchymal stem cells(“MSCs”) to secrete high levels of neurotrophic factors (“NTFs”), modulate neuroinflammatory and neurodegenerative disease processes, promote neuronal survival and improve neurological function.

NurOwn® has completed its Phase 3 ALS and Phase 2 PMS clinical trials. On November 17, 2020, we announced top-line data from our Phase 3 ALS trial. On March 24, 2021, we announced positive top-line data from our Phase 2 trial evaluating three repeated intrathecal administrations of NurOwn®, each given 2 months apart, as a treatment for PMS. On June 24, 2020, we announced a new clinical program focused on the development of NurOwn® as a treatment for AD. On August 15, 2022, we announced our decision to submit a Biologics License Application (“BLA”) to the U.S. Food and Drug Administration (“FDA”)for NurOwn® for the treatment of ALS. On September 9, 2022, we filed a BLA to the FDA for NurOwn® for the treatment of ALS. On November 10, 2022, we announced that we had received a refusal to file (“RTF”) letter from the FDA regarding our BLA. On September 22, 2023, we submitted an amendment to our BLA to revise the indication to NurOwn® for the treatment of mild to moderate ALS. On September 27, 2023, we announced that the Advisory Committee voted, with 17 voting no, one voting yes, and one abstention, that NurOwn® did not demonstrate substantial evidence of effectiveness for treatment of mild to moderate ALS. On October 18, 2023, we announced that FDA invited the Company to request an expedited face-to-face meeting to discuss the path forward for NurOwn® as a treatment for ALS. Brainstorm remains committed to the ALS Community and is actively exploring the next steps in support of NurOwn®, including publication of emerging clinical data and development of a protocol for an additional clinical study. On October 18, 2023 Brainstorm announced that the BLA for NurOwn® would be withdrawn. The BLA was withdrawn on November 3, 2023. The decision to withdraw the BLA was coordinated with FDA and is viewed by FDA as a withdrawal without prejudice. On November 20, 2023, we announced that the FDA granted the company a meeting to discuss the regulatory path forward for NurOwn® in ALS. The meeting took place on December 6, 2023. On December 7, 2023, we announced the completion of a productive meeting with the FDA to discuss NurOwn®. The primary objective of the meeting was to discuss plans for a Special Protocol Assessment (“SPA”)with FDA on the overall protocol design for a planned Phase 3b registrational trial for NurOwn®. The ultimate goal of the SPA is to secure the FDA’s agreement that critical elements of the overall protocol design (e.g., entry criteria, endpoints, planned analyses) are adequate and acceptable for a study intended to support a future marketing application. On February 23, 2024, we announced that we submitted the SPA request to the FDA for the planned Phase 3b clinical trial of NurOwn® for the treatment of ALS. On April 9, 2024, the Company announced that it received written agreement from the FDA, under a SPA, on the design for a Phase 3b trial of NurOwn® in ALS. The SPA agreement with the FDA validates the clinical trial protocol and statistical analysis of the planned Phase 3b trial of NurOwn, demonstrating the Company’s adequacy in addressing objectives that support a future BLA in ALS. On June 26, 2024, the Company announced that it has reached alignment with FDA on the Chemistry, Manufacturing, and Controls (CMC) aspects of Brainstorm's Phase 3b clinical trial for NurOwn®, its investigational therapy for ALS. This Type C meeting builds upon the positive momentum established in April 2024, when the FDA granted Brainstorm a SPA agreement for its NurOwn Phase 3b trial.

Our wholly-owned Israeli subsidiary, Brainstorm Cell Therapeutics Ltd. (“Israeli Subsidiary”), holds exclusive rights to commercialize NurOwn® technology through a licensing agreement with Ramot (“Ramot”), the technology transfer company of Tel Aviv University, Israel.

NurOwn® has a strong and comprehensive intellectual property portfolio and was granted Fast Track designation by the FDA and Orphan Drug status by the FDA and the European Medicines Agency (“EMA”) for ALS.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, and our telephone number is (201) 488-0460. We also maintain an office in Petach Tikva, Israel. We maintain a website at http://www.brainstorm-cell.com. No portion of our website is incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock trades on The Nasdaq Capital Market under the symbol “BCLI”.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $5,776,035.

Common stock to be outstanding after this offering:	Up to 98,047,818 shares (as more fully described in the notes following this table), assuming sales of 18,400,876 shares of our common stock in this offering at an offering price of $0.3139 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on August 27, 2024. The actual number of shares issued will vary depending on the sales prices under this offering.

Manner of offering:	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other existing trading market for our common stock through our distribution agent, Raymond James & Associates, Inc., or the Distribution Agent, and such other sales as agreed upon by us and the Distribution Agent. See “Plan of Distribution” on page S-17 of this prospectus.

Use of proceeds:	We intend to use the net proceeds from the sale of our common stock in this offering to advance our clinical programs and for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus.

Risk factors:	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol:	“BCLI”

All information in this prospectus related to the number of shares of our common stock to be outstanding immediately after this offering is based on 79,646,942 shares of our common stock outstanding as of June 30, 2024. The number of shares outstanding as of June 30, 2024, excludes:

•	1,444,050 shares of common stock issuable upon the exercise of share options outstanding as of June 30, 2024, at a weighted average exercise price of $2.6294 per share;

•	20,720,722 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, at a weighted average exercise price of $0.3912 per share;

•	3,192,347 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2024, at a weighted average exercise price of $0.00005 per share; and

•	521,163 shares of common stock reserved for future issuance under our equity incentive plans as of June 30, 2024.

Unless otherwise stated, all information contained in this prospectus assumes no exercise of stock options after June 30, 2024, and reflects an assumed public offering price of $0.3139 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market August 27, 2024.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before you invest in our common stock, you should carefully consider the risk factors set forth below, those risk factors related to us and our business described in “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K, as amended, our most recent Quarterly Report on Form 10-Q, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering and an Investment in Our Common Stock

The number of shares of our common stock available for future sale could adversely affect the market price of our common stock.

We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. We may sell shares of our common stock under this prospectus with an aggregate gross offering price of up to $5,776,035. We may also sell additional shares of our common stock in the future under additional prospectus supplements which will accompany this prospectus or in other offerings or other acquisitions we may undertake. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock.

Our management will have broad discretion as to the use of proceeds from this offering. You may not agree with the manner in which we use the proceeds and our use of those proceeds may not yield a favorable return on investment.

We intend to use the net proceeds of this offering to advance the Company’s clinical programs and for working capital and general corporate purposes. We have not designated the amount of net proceeds we will use for any particular purpose and our management will retain broad discretion to allocate the net proceeds of this offering. The net proceeds may be applied in ways with which some investors in this offering may not agree. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value or make us more profitable. In addition, it may take us some time to effectively deploy the net proceeds from this offering. Until the net proceeds are effectively deployed, our return on equity and earnings per share may be negatively impacted. Management’s failure to use the net proceeds of this offering effectively could have an adverse effect on our business, financial condition and results of operations.

We may sell additional shares of common stock in the future which could result in dilution to our stockholders.

As of July 31, 2024, a total of approximately 20.3 million authorized but unissued shares of our common stock are available for future sale and issuance by action of our board of directors alone, including sales of up to $5,776,035 in value of shares of our common stock under this prospectus. Accordingly, if we were to sell additional shares in the future, our stockholders could suffer dilution in their investment in their shares of our common stock and in their percentage ownership of the Company.

We may issue additional equity securities, or engage in other transactions which could dilute our book value or affect the priority of our common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time to raise additional capital by issuing additional shares of our common stock or other securities. In addition, we may issue additional securities in connection with future acquisitions we may make. We are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We cannot predict or estimate the amount, timing, or nature of any future offerings or issuances of additional stock in connection with acquisitions, or the prices at which such offerings may be affected. Such offerings could be dilutive to common stockholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current common stockholders. Additionally, if we raise additional capital by making additional offerings of debt or securities, upon liquidation of the Company, holders of our debt securities, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

The shares of our common stock offered under this prospectus and any accompanying supplement may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus and any accompanying prospectus supplement at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at-the-market” offerings at prices lower than the prices they paid.

The actual number of shares we will issue under the distribution agreement, as amended, at any one time or in total, is uncertain.

Subject to certain limitations in the Distribution Agreement, as amended, and compliance with applicable law, we and the Distribution Agent may mutually agree to sell shares of our common stock under a transaction acceptance at any time throughout the term of the Distribution Agreement, as amended. The number of shares that are sold by the Distribution Agent after agreement on the terms of the transaction acceptance will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with the Distribution Agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

In addition, as of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is below $75 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75.0 million.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, you will need to sell your shares of common stock to receive any income or realize a return on your investment.

To date, we have not paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include, and any prospectus supplement or free writing prospectus may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus are forward-looking statements. In some cases you can identify such “forward-looking statements” by the use of words like “may,” “will,” “should,” “could,” “expects,” “hopes,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “targets, ”goals,” “estimates,” “predicts,” “likely,” “potential,” or “continue” or the negative of any of these terms or similar words. These statements, descriptions, forecasts and projections constitute “forward-looking statements,” and as such involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance and achievements to be materially different from any results, levels of activity, performance and achievements expressed or implied by any such “forward-looking statements.” These risks and uncertainties include, but are not limited to the potential consequences of The Nasdaq Stock Market’s (the “Nasdaq”) notice of delisting on our investors, the Nasdaq notice of noncompliance with the minimum market value of listed securities requirement, our reputation and business generally, whether we will be able to meet Nasdaq’s bid price listing requirement in time for Nasdaq’s October 21, 2024 deadline, whether we will be able to meet Nasdaq’s minimum market value of $35 million in time for Nasdaq’s January 14, 2025 deadline, the outcomes of the derivative lawsuits filed by four of our shareholders, the potential for more derivative lawsuits to be brought, our need to raise additional capital, our ability to continue as a going concern, regulatory approval of our NurOwn® treatment candidate, the success of our product development programs and research, regulatory and personnel issues, development of a global market for our services, the ability to secure and maintain research institutions to conduct our clinical trials, the ability to generate significant revenue, the ability of our NurOwn® treatment candidate to achieve broader acceptance as a treatment option for ALS, progressive multiple sclerosis (“PMS”), Alzheimer’s disease (“AD”) or other neurodegenerative diseases, our ability to manufacture and commercialize our NurOwn® treatment candidate, obtaining patents that provide meaningful protection, competition and market developments, our ability to protect our intellectual property from infringement by third parties, heath reform legislation, demand for our services, currency exchange rates and product liability claims and litigation, adverse developments affecting the financial services industry, political instability, unrest and wars, such as the conflicts involving Ukraine and Russia and Israel and its surrounding regions, including our clinical development activities, and other factors described under “Risk Factors” in this prospectus and elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

Any forward-looking statements contained or incorporated by reference in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. See “Risk Factors” for more information. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make or enter into. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $5,776,035 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Distribution Agreement, as amended, with the Distribution Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include research and development costs, sales and marketing costs, clinical studies, manufacturing development, the acquisition or licensing of other businesses or technologies, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of June 30, 2024, was approximately negative $3.5 million, or approximately $(0.0443) per share of common stock based upon 79,646,942 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of June 30, 2024.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 18,400,876 shares of common stock in this offering at an assumed public offering price of $0.3139 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 27, 2024, and after deducting sales commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024, would have been approximately $1.8 million, or approximately $0.0182 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.0625 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.2706 per share to investors participating in this offering at the assumed public offering price.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$0.3139
Historical net tangible book value per share as of June 30, 2024	$(0.0443)
Increase in net tangible book value per share attributable to the offering	$0.0625
As adjusted net tangible book value per share after giving effect to this offering		$0.0182
Dilution in net tangible book value per share to investors participating in this offering		$0.2706

The table above assumes for illustrative purposes that an aggregate of $5,776,035 in shares of our common stock are sold at a price of $0.3139 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 27, 2024. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.3139 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5,776,035 is sold at that price, would result in an adjusted net tangible book value per share after the offering to $0.0191 per share and would increase the dilution in net tangible book value per share to investors participating in this offering to $0.3617 per share, after deducting sales commissions and estimated offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.3139 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5,776,035 is sold at that price, would result in an adjusted net tangible book value per share after the offering to $0.0168 per share and would decrease the dilution in net tangible book value per share to investors participating in this offering to $0.1800 per share, after deducting sales commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual price at which our shares of common stock are sold.

All information in this prospectus related to the number of shares of our common stock to be outstanding immediately after this offering is based on 79,646,942 shares of our common stock outstanding as of June 30, 2024. The number of shares outstanding as of June 30, 2024, excludes:

•	1,444,050 shares of common stock issuable upon the exercise of share options outstanding as of June 30, 2024, at a weighted average exercise price of $2.6294 per share;

•	20,720,722 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, at a weighted average exercise price of $0.3912 per share;

•	3,192,347 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2024, at a weighted average exercise price of $0.00005 per share; and

•	521,163 shares of common stock reserved for future issuance under our equity incentive plans as of June 30, 2024.

To the extent that any options are exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their purchase, ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

•	an estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis and that (1) is not subject to the primary supervision of a court within the United States or over which no U.S. persons have authority to control all substantial decisions and (2) has not made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are treated as pass-through entities for U.S. federal income tax purposes (including S-corporations) or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or an investor in any other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that each non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any U.S. state, local or non-U.S. tax considerations, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income, any tax treaties or any other aspect of any U.S. federal tax other than income taxes (including, for example, estate taxes). This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement under Section 451(b) of the Code;

•	persons who have elected to mark securities to market;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock, including the consequences of any proposed changes in appliable laws.

Distributions on Our Common Stock

As described in the “Dividend Policy” section above, we do not intend to pay any cash dividends on our common stock in the foreseeable future. Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “-Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under the sections titled “-Backup Withholding and Information Reporting” and “-FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such reduced rate specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or the applicable withholding agent are unable to determine, at a time reasonably close to the date of payment of a distribution on our common stock, what portion, if any, of the distribution will constitute a dividend, then we or the applicable withholding agent may withhold U.S. federal income tax on the basis of assuming that the full amount of the distribution will be a dividend. If we or another withholding agent apply over-withholding, a non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To obtain this exemption, a non-U.S. holder must generally provide us with a properly executed original IRS Form W- 8ECI (or applicable successor form) properly certifying such exemption. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such reduced rate specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. The certification requirements described above may require a non-U.S. holder to provide its U.S. taxpayer identification number. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “-Backup Withholding and Information Reporting” and “-FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) with respect to the gain and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “-Distributions on Our Common Stock” also may apply with respect to such effectively connected gain, as adjusted for certain items;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•	we are, or have been, at any time during the five-year period preceding such sale, exchange or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation” (as defined in the Code and applicable Treasury Regulations), unless our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are or were a “United States real property holding corporation” during the relevant period and the foregoing 5% exception does not apply, the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code and applicable Treasury Regulations). If we are a ”United States real property holding corporation” and our common stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Generally, a corporation is a ”United States real property holding corporation” only if the fair market value of its ”United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a ”United States real property holding corporation” for U.S. federal income tax purposes, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

We (or the applicable paying agent) must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions, regardless of whether any tax was actually withheld. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a “United States person” (as defined in Section 7701(a)(30) of the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “-Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding if the non-U.S. holders establish an exemption by properly certifying their non-U.S. status on an IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form).

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

FATCA

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or subject to the discussion of certain proposed U.S. Treasury regulations below, gross proceeds from the sale or other disposition of, our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) the foreign entity is otherwise exempt under FATCA. However, proposed regulations, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. Taxpayers (including withholding agents) are permitted to rely on the proposed regulations until final regulations are issued. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

PLAN OF DISTRIBUTION

Pursuant to the Distribution Agreement, as amended, and this prospectus, we may issue and sell from time to time up to $5,776,035 of our common stock through Raymond James & Associates, Inc. as our distribution agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our common stock. If authorized by us in writing, the Distribution Agent may purchase shares of our common stock as principal.

The Distribution Agent will offer our common stock subject to the terms and conditions of the Distribution Agreement, as amended, on a daily basis or as otherwise agreed upon by us and the Distribution Agent. We will designate the maximum amount of common stock to be sold through the Distribution Agent on a daily basis or otherwise determine such maximum amount together with the Distribution Agent. Subject to the terms and conditions of the Distribution Agreement, as amended, the Distribution Agent will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Distribution Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Distribution Agent or we may suspend the offering of our common stock being made through the Distribution Agent under the Distribution Agreement, as amended, upon proper notice to the other party. The Distribution Agent and we each have the right, by giving written notice as specified in the Distribution Agreement, as amended, to terminate the Distribution Agreement, as amended, in each party’s sole discretion at any time.

The aggregate compensation payable to the Distribution Agent as distribution agent is equal to 3% of the gross sales price of the shares sold through them pursuant to the Distribution Agreement, as amended. In addition, we have agreed to reimburse the Distribution Agent for fees and disbursements, including related to its legal counsel in an amount not to exceed $50,000 as provided in the Distribution Agreement, as amended.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

The Distribution Agent will provide written confirmation to us no later than the opening of the trading day immediately after each day of trading on Nasdaq in which common stock is sold through it as distribution agent under the Distribution Agreement, as amended. Each confirmation will include the number of shares of common stock sold through them as distribution agent on that day, the volume weighted average price of the shares sold, and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through the Distribution Agent under the Distribution Agreement, as amended, the gross and net proceeds to us and the compensation paid by us to the Distribution Agent in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise or otherwise required by law, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, the Distribution Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distribution Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement, as amended, to provide indemnification and contribution to the Distribution Agent against certain liabilities, including liabilities under the Securities Act. As distribution agent, the Distribution Agent will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “BCLI.” The transfer agent of our common stock is Equiniti Trust Company, LLC.

The Distribution Agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, MA. Raymond James & Associates, Inc. is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, N.Y.

EXPERTS

The consolidated financial statements of Brainstorm Cell Therapeutics Inc. as of December 31, 2022 and 2023 and for each of the years in the two-year period ended December 31, 2023 incorporated in this Prospectus by reference from the Brainstorm Cell Therapeutics Inc. have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firms experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.brainstorm-cell.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provision, including all filings made between the date of this prospectus and the effectiveness of the registration statement and following the effectiveness of the registration statement until the termination or completion of this offering:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 1, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024, which were filed with the SEC on May 14, 2024, and August 14, 2024, respectively;

•	Current Reports on Form 8-K filed on April 2, 2024, April 9, 2024, April 11, 2024, April 17, 2024, May 3, 2024, June 4, 2024, June 20, 2024, June 26,2024, June 28, 2024, July 19, 2024 and July 30, 2024; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 24, 2014, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Brainstorm Cell Therapeutics Inc. 1325 Avenue of Americas, 28th Floor, New York, NY 10019, Attention: Chief Executive Officer; telephone: (201) 488-0460.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.brainstorm-cell.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

BRAINSTORM CELL THERAPEUTICS INC.

Up to $5,776,035
Common Stock

Raymond James

, 2024

PROSPECTUS

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$6,643.61#
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent’s, trustee’s and depositary’s fees and expenses	*
Printing fees and expenses	*
Miscellaneous	*
Total	$ *

#	This registration statement includes our securities in aggregate principal amount of $172,561,230 that have previously been registered under our registration statement on Form S-3 (File No. 333-258640) initially filed on August 9, 2021 (“Prior Registration Statement”) and remain unsold. We previously paid a filing fee of $18,826.43 in connection with the registration of such unsold securities under Prior Registration Statement. Pursuant to Rule 457(p), the filing fee of $18,826.43 in connection with such unsold securities is used to offset against the total filing fee due for this registration statement.

*	These fees and expenses are calculated based on the securities offered and the number of issuances and distributions of the offered securities and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director are not personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•	we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Exhibit No.	Exhibit Index

1.1*	Form of Underwriting Agreement
1.2	Distribution Agreement, dated as of August 9, 2021 by and among Brainstorm Cell Therapeutics Inc. and SVB Leerink LLC and Raymond James & Associates, Inc. (incorporated by reference to the Exhibit 1.2 to the Registrant's Registration Statement S-3 (File No. 001-36641) filed on August 9, 2021)
1.3	Amendment No. 1 dated April 2, 2024 to the Distribution Agreement dated as of August 9, 2024 by and among Brainstorm Cell Therapeutics Inc., Leerink Partners LLC and Raymond James & Associates, Inc. (incorporated by reference to Exhibit 1.1 to the Registrant's Current Report on Form 8-K (File No. 001-36641) filed on April 2, 2024)
3.1	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. (incorporated by reference to the Appendix A to the Registrant’s Definitive Schedule 14A (File No. 333-61610) filed on November 20, 2006)
3.2	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated September 15, 2014 (incorporated by reference to the Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54365) filed on September 16, 2014)
3.3	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated August 31, 2015 (incorporated by reference to the Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-366641) filed on September 4, 2015)
3.4	ByLaws of Brainstorm Cell Therapeutics Inc. (incorporated by reference to the Appendix C to the Registrant’s Definitive Schedule 14A (File No. 333-61610) filed on November 20, 2006)
3.5	Amendment No. 1 to ByLaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007 (incorporated by reference to the Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 333-61610) filed on March 27, 2007)
4.1	Specimen certificate evidencing shares of common stock (incorporated by reference to the Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54365) filed on September 16, 2014)
4.2	Form of Senior Indenture (including Form of Senior Note)
4.3	Form of Subordinated Indenture (including Form of Subordinated Note)
4.4*	Form of Warrant Agreement
4.5*	Form of Unit Agreement
5.1	Opinion of Goodwin Procter LLP
5.2	Opinion of Goodwin Procter LLP relating to distribution agreement prospectus
23.1	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, independent registered public accounting firm for the Registrant
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included in the signature pages hereto)
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture
107	Filing Fee Table

*	To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(9)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(10)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of August, 2024.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Brainstorm Cell Therapeutics Inc. hereby severally constitute and appoint Chaim Lebovits, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Brainstorm Cell Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming said attorney, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Chaim Lebovits	Chief Executive Officer (Principal Executive Officer)	August 28, 2024
Chaim Lebovits

/s/ Alla Patlis	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 28, 2024
Alla Patlis

/s/ Irit Arbel	Director	August 28, 2024
Irit Arbel

/s/ Menghisteab Bairu	Director	August 28, 2024
Menghisteab Bairu

/s/ Jacob Frenkel	Director	August 28, 2024
Jacob Frenkel

/s/ Anthony Polverino	Director	August 28, 2024
Anthony Polverino

/s/ Nir Naor	Director	August 28, 2024
Nir Naor

/s/ Uri Yablonka	Director	August 28, 2024
Uri Yablonka

/s/ Stacy Lindborg	Director	August 28, 2024
Stacy Lindborg